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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT to SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RBC Bearings Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	95-4372080 (I.R.S. Employer Identification No.)
One Tribology Center, Oxford CT (Address of principal executive offices)	06478 (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates: 333-124824 (if applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

None.

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered

        The information set forth under "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 33-124824) under the Securities Act of 1933, as filed with the Securities and Exchange Commission on May 11, 2005, as amended on each of June 27, 2005, July 26, 2005, August 4, 2005, and August 8, 2005, and as may be amended after the date hereof (the "Registration Statement"), is hereby incorporated by reference. Such information also will appear in the Registrant's prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference.

Item 2.    Exhibits

        The following exhibits to the Registration Statement are hereby incorporated by reference herein:

3.1	Form of Amended and Restated Certificate of Incorporation of RBC Bearings Incorporated.
3.2	Certificate of Amendment to Certificate of Incorporation of RBC Bearings Incorporated dated August 8, 2005.
3.3	Form of Bylaws of RBC Bearings Incorporated.
4.3	Form of stock certificate for common stock.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 9, 2005	RBC BEARINGS INCORPORATED
	By:	/s/ DANIEL A. BERGERON Name: Daniel A. Bergeron Title: Chief Financial Officer

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURE